Exhibit 10.13

Service Agreement on Print Media

Promotion in Mainland China

Party A: HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd.

Legal representative:

Address: Suite 2003, Hutchison House, 10 Harcourt Road, Central, Hong Kong

Contact No.:

Party B: Shenzhen Qianrong Cultural Investment Development Co., Ltd.

Legal representative:

Address: Room 1109, Block 1, Duoli Industrial District, Meilin, Meilin Subdistrict Office, Futian District, Shenzhen City

Contact No.: 0755-32801497

Upon friendly negotiations between Party A and Party B, Party A agrees to engage Party B to provide trader promotion activity services. Party B may choose and hire qualified third parties at its discretion to assist in the performance of such services. Party B shall ensure that such third parties comply with and perform all obligations under this agreement. It is hereby agreed specifically as below:

1. Basic information on PRC print media promotion services

1.1 Method of media promotion: to perform promotion activities by cooperating with qualified media promotion platforms in Mainland China.

1.2 Choice of media: mainly local media, especially in regions where art investment is more developed.

1.3 Scope of promotion: mainly focus on more developed Eastern coastal regions of China, such as the Bohai Economic Zone, the Yangtze River Delta Economic Zone and the Pearl River Delta Economic Zone.

1.4 Period of promotion: from January to December 2014.

1.5 Frequency of promotion: promotion by news and promotional content shall be carried out every working day using the promotion materials. For important trading days (e.g. Subscription date, first listing date), marketing and promotion shall be carried out more frequently, and the frequency for the exchange or offering agent to publish important matters for marketing and promotion shall be doubled.

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2. Rights and obligations of Party A

2.1 Party A shall pay service fees to Party B in accordance with this agreement.

2.2 The contents and formats of promotion by Party A shall be in compliance with the Advertisement Law and the relevant laws and regulations. In case publication of Party A’s contents by the media cause any damage to the civil legal rights of any third party, Party A shall be solely responsible for the legal liabilities and for compensation. In such circumstance, Party B shall have the right to terminate this agreement, and any service fee paid by Party A will not be refunded.

2.3 Party A has the right to request Party B to provide quality services under this agreement. Party B shall review and make appropriate amendments to drafts by Party A prior to publication on the media.

2.4 Party A has the right to date of release and/or layout at the media, provided that Party A shall give 5 working days’ prior written notice to Party B.

2.5 Party A shall ensure that the promotion content it provides is true and lawful, and that such content does not violate any law or regulation or infringe any legal interests (including but not limited to intellectual property rights) of third parties or are contrary to the morality of the society. Party A shall be responsible for any dispute arising from the above circumstances, and Party B shall not be involved.

2.6 Party A shall have the priority to renew the agreement after expiry thereof under the same conditions.

3. Rights and obligations of Party B

3.1 Party B has the right to receive compensation for the services rendered under this agreement.

3.2 Party B warrants to provide Party A with print media promotion services in Mainland China within the period as agreed under this agreement.

3.3 Party B shall perform image promotion for Party A at media websites, and arrange a dedicated person for design and maintenance of such websites.

3.4 Party B shall have the right to monitor the content of any advertisement of Party A for authenticity and legality, so as to avoid false advertisement or illegal advertisement and that would adversely affect the goodwill of Party B.

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3.5 In case the contents of advertisement of Party A violate any law or regulation, Party B’s media partner has the right to “report after deletion”, so as to protect the legal interest of both Party A and Party B to the largest extent.

3.6 Party B warrants that it has the relevant qualification and licenses for performance of the service items under this agreement, and it has the obligation to provide Party A with high quality services in accordance with this agreement. Party B shall actively cooperate with Party A to make amendments to Party A’s drafts to a reasonable extent.

3.7 The services to be provided by Party B are limited to the matters as designated under this agreement. Party B may refuse to perform any services outside the scope of this agreement.

3.8 Party B has the right to examine the promotion contents and formats thereof as provided by Party A. For anything not in compliance with the relevant law, Party B has the right to request Party A to rectify. If Party A refuses to rectify or if it is still not in compliance with the provisions of relevant laws or regulations, Party B’s media partner has the right to delay the publication or refuse to release, and shall not be liable for doing so.

3.9 Party B shall provide Party A with promotion services strictly in accordance with this agreement, and the content to be published shall be confirmed by Party A. If Party B fails to provide the promotion services under this agreement, it shall refund Party A the relevant service fees, and shall compensate Party A for any other damages.

3.10 During the term of this agreement and within 5 years upon its termination, Party B shall not disclose this agreement or its contents to any third party, particularly the price, service content and so forth. Party B agrees to keep all information and data provided by Party A as confidential.

4. Service fee

Total price: HK$1,800,000.00

The fees include: media cooperation fee, special column promotion fee, news promotion fee, WeChat promotion fee, and other advertising fees.

5. Payment method:

5.1 Party A shall pay Party B the fee as agreed under this agreement within 10 working days upon receipt of Party B’s payment notice.

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5.2 Party B shall issue a formal invoice to Party A upon payment by Party A.

5.3 Payment may be delayed due to Party A’s payment procedures, Party B will adjust the payment method and time according to specific circumstances, and the parties may resolve by negotiation.

6. Confidentiality

6.1 Confidential information refers to information that has not been disclosed to or known by the public. In this agreement, confidential information includes but is not limited to samples, creative ideas of advertisement, designs, implementation plans, techniques, product information, service information, internal corporate information of the parties, as well as the various carriers thereof, such as meeting minutes, drawings, notes, manuals, pictures, approvals, drafts and other document and information.

6.2 Except for performance of this agreement and as required by judiciary or administrative authorities to disclose, any party shall not disclose any confidential information in relation to this agreement without prior written consent of the other party. In case of compulsory disclosure as required by law, the disclosing party shall, to the practicable extent, provide the other party with a draft of information to be disclosed prior to such disclosure, and shall make appropriate amendments according to the reasonable request of the other party. In case it is not practicable to provide before disclosure, the other party shall be notified immediately after the disclosure, except as prohibited by law or by effective orders.

6.3 For purpose of performing this agreement, any party may disclose the necessary confidential information to its employees, provided that it shall ensure that its employees also comply with the confidentiality obligations of the parties.

6.4 Confidentiality obligations will survive completion of performance or termination of this agreement, except in circumstance where the confidential information has already been disclosed to or known by the public.

6.5 Unless Party A agrees to early exemption of Party B’s confidentiality obligations in writing, Party B’s confidentiality obligations under this agreement shall be released upon all confidential information losing the confidentiality nature or upon disclosure by Party A to the public.

6.6 Party B shall compensate Party A for the losses (including but not limited to Party A’s direct and consequential losses) resulting from Party B’s violation of the confidentiality provision of this agreement.

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6.7 This provision shall survive any amendment, release or termination of this agreement and shall remain legally binding.

7. Liability for breach of contract

7.1 Party A shall make payment to Party B at the time and in the amount as provided in this agreement. In case Party A fails to pay on time without any breach of contract on the part of Party B, Party A shall be liable to pay Party B a penalty at the amount equal to 0.1% of the outstanding payment for each overdue day.

7.2 In case all or part of the advertisements to be published by Party B as entrusted by Party A fails to be published at the agreed time, location and frequency due to Party B’s fault, Party B shall publish double the number of Internet advertisements of equal level at the advertisement publication websites for Party A as compensation.

7.3 During the term of this agreement, any shareholding or administration changes of the parties will not affect the legal effect of this agreement.

7.4 During the term of this agreement, in case any party alters or terminate this agreement unilaterally, the other party may terminate the agreement and claim damages, and reserve the right to sue the other party for legal liabilities.

7.5 During the term of this agreement, any party who fails to perform the obligations of this agreement or fails to perform the obligations in accordance with this agreement shall be liable for specific performance, carrying out remedial measures or compensation for damages.

7.6 No party shall be liable for breach of contract for termination of agreement due to force majeure.

8. Force majeure

8.1 Any party who fails to perform this agreement due to war, disease, serious fires, floods, typhoons, earthquakes or other events recognized by the parties as force majeure, the period for performance may be extended by a time period equal to the duration of the force majeure event.

8.2 The party who suffers from force majeure event shall notify the other party by phone or by email as soon as possible.

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9. Provision for dispute resolution

Any dispute arising from performance of this agreement shall be resolved by the parties by negotiation, failing which the parties agree to submit any dispute arising from or in relation to this agreement to China International Economic and Trade Arbitration Commission for arbitration in accordance with its prevailing arbitration rules. The arbitration ruling shall be final and binding on both parties.

10. Miscellaneous

This agreement has two copies, each party keeps one copy, which shall have equal legal effect. This agreement shall be effective from the date on which the authorized representatives of the parties sign on the signing page.

Party A: Signature/chop: (signature and chop of HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd.) Date: 2 January 2014	Party B: Signature/chop: (chop of Shenzhen Qianrong Cultural Investment Development Co., Ltd.) Date: 2 January 2014

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